NEWS

RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Arrhythmia Research Technology, Inc. Reports
2016 Third Quarter Results

Third quarter 2016 gross margin increased 3.5 points compared to third quarter 2015

FITCHBURG, MA, November 9, 2016 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding, announced results for its third quarter ended September 30, 2016.

“Although the Company posted a net operating loss of $69 thousand in Q3, we reduced the net loss by $197 thousand and gross profit by 8.4% over the same period last year. We are pleased to report the Company is making progress to diversify its customer base and improve margins. The Company added several new machining and plastic injection molding customers in the past six months.  Our appeal to these new customers has been our ability to deliver high quality components with better-than-market lead times at a competitive price.

“We continue to work vigorously toward improved market share in sensors. Our continued use of automation and our unique partnerships with suppliers are helping to improve gross margin,” commented Salvatore Emma, Jr., President and CEO.

Third Quarter 2016 Review

$ In thousands	Q3 2016	Q3 2015	$ Change	% Change
Net sales	$4,713	$5,226	$(513)	(9.4%)
Gross profit	$811	$718	$93	(8.4%)
Gross margin	17.2%	13.7%
Net income (loss) from continuing operations	$(69)	$(266)	$197
Diluted earnings (loss) per share	$(0.02)	$(0.10)	$0.07

Net Sales for the third quarter 2016 decreased $513 thousand when compared to the same period last year.  The decrease was driven by a decline in net sales in machined components and sensors of 27.9% and 13.0%, respectively.  As an offset, net sales in thermoplastic injection molding increased 3.1%.

Despite a decline in sales, gross profit in the third quarter 2016 increased by $93 thousand and gross profit as a percentage of sales increased 3.5 points to 17.2% when compared to third quarter 2015.  Despite a decrease in volume, an increase in gross profit of 26.3% was realized in sensors due to an increase in the weighted average price of silver paired with customer and product mix.   In the same period, improvements in automation, operating leverage and increased sales in automotive components lead to an increase in gross profit of 13.0%. These increases were offset by a 31.1% decrease in gross profit in machined components due to lower sales volume.

The increase in gross profit was partly due to reductions in other indirect manufacturing overhead expenses.

Total operating expenses decreased $111 thousand to $809 thousand or 17.2% of sales in the third quarter of 2016 as compared to $920 thousand or 17.6% in the same period last year.

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

Net loss from continuing operations was $69 thousand, or $0.02 per diluted share, compared with net loss of $266 thousand, or $0.10 per diluted share, in the 2015 third quarter.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the third quarter of 2016 was $413 thousand, or 8.8% of net sales, compared with $292 thousand, or 5.6% of net sales, for the same period in 2015.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

First Nine Months 2016 Review

$ In thousands	YTD 2016	YTD 2015	$ Change	% Change
Net sales	$14,825	$16,744	$(1,919)	(12.2%)
Gross profit	$2,441	$2,546	$(105)	(10.9%)
Gross margin	16.5%	15.2%
Net income (loss) from continuing operations	$(391)	$(405)	$14
Diluted earnings (loss) per share	$(0.14)	$(0.15)	$0.01

Net Sales for the first nine months of 2016 decreased $1,919 thousand or 12.2%, when compared to the same period last year.  The decrease was driven by a decline in net sales of machined components and sensors of 25.1% and 11.8%, respectively.  Additionally, there was a slight decline in thermoplastic injection molding net sales.

Although there was a decrease in gross profit for the first nine months of 2016 of $105 thousand, gross profit as a percentage of sales increased 1.3 points to 16.5% when compared to the same period in the prior year.  The decline in gross profit was primarily the result of a 25.7% decrease in gross profit from machined components due to lower volume and costs related to process validation for new customers.  Additionally, there was a 17.8% decrease in gross profit from sensors due to lower per unit pricing, as well as customer and product mix.  Gross profit from thermoplastic injection molded products increased a net of 3.2% as a result of higher sales and efficiency improvements from automation.

The decreases in gross profit were partially offset by reductions in other indirect manufacturing overhead expenses.

Total operating expenses were $2.6 million or 17.8% of sales for the nine months of 2016 as compared to $2.8 million or 16.5% in the same period last year.

In the first nine months of 2016, net loss from continuing operations was $391 thousand, or $0.14 per diluted share, compared with net loss of $405 thousand, or $0.15 per diluted share, in the same period in 2015.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the first nine months of 2016 was $989 thousand, or 6.7% of net sales, compared with $1,020 thousand, or 6.1% of net sales, for the same period in 2015.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

Cash flow and financial resources

At September 30, 2016, the Company had cash on hand of $207 thousand and working capital of $712 thousand as compared to $272 thousand and $2.5 million at December 31, 2015.  The change in working capital is due to the reclassification of the revolving line of credit to current liabilities because the maturity date is June 30, 2017.  In the third quarter of 2016, the Company had net cash provided

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

by operating activities of $851 thousand and used net cash of $1,069 thousand for capital expenditures.  Cash provided by investing activities of $153 thousand was due primarily to net borrowing from the Company’s revolver as well as payments made on debt.  The Company has recently received a commitment letter from its bank to restructure its debt and add a new equipment line of credit.

Increasing orders from new and existing customers is expected to increase short term working capital needs, which, together with timing of receipts from accounts receivables, is expected to cause fluctuations in cash flows and borrowings over the next several quarters.

Outlook:  Improved Operating Leverage

Mr. Emma concluded, “Micron’s strength is in its talented staff and their expertise in lean manufacturing, tight tolerance machining, injection molding and silver coating. Our OEM customers trust Micron with their brand which is a responsibility we take very seriously and is demonstrated by winning additional orders and new business.  As we look forward into 2017, a continued strong sales effort, cost discipline, and our operating leverage will help to improve earnings.”

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

About Arrhythmia Research Technology, Inc.

Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:

Derek T. Welch
Chief Financial Officer
978.345.5000

FINANCIAL TABLES FOLLOW.

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$4,713,123	$5,226,135	$14,825,417	$16,743,571
Cost of sales	3,902,363	4,508,622	12,384,788	14,197,508
Gross profit	810,760	717,513	2,440,629	2,546,063

Selling and marketing	303,279	219,895	900,189	740,476
General and administrative	482,115	651,669	1,664,182	1,825,473
Research and development	24,534	48,007	74,792	202,792
Total operating expenses	809,928	919,571	2,639,163	2,768,741

Net income (loss) from continuing operations	832	(202,058)	(198,534)	(222,678)
Other expense:
Interest expense	(69,596)	(66,602)	(193,092)	(202,135)
Other income, net	202	3,033	1,029	19,864
Total other expense, net	(69,394)	(63,569)	(192,063)	(182,271)
Income (loss) from continuing operations before income taxes	(68,562)	(265,627)	(390,597)	(404,949)
Income tax provision	—	—	—	—
Income (loss) from continuing operations	(68,562)	(265,627)	(390,597)	(404,949)
Discontinued Operations:
Income from discontinued operations, net of tax provision of $0 for the three and nine months ended September 30, 2016 and 2015	—	—	—	362,610
Net income (loss)	$(68,562)	$(265,627)	$(390,597)	$(42,339)
Earnings (loss) per share - basic
Continuing operations	$(0.02)	$(0.10)	$(0.14)	$(0.15)
Discontinued operations	—	—	—	0.13
Earnings (loss) per share - basic	$(0.02)	$(0.10)	$(0.14)	$(0.02)
Earnings (loss) per share - diluted
Continuing operations	$(0.02)	$(0.10)	$(0.14)	$(0.15)
Discontinued operations	—	—	—	0.13
Earnings (loss) per share - diluted	$(0.02)	$(0.10)	$(0.14)	$(0.02)
Weighted average common shares outstanding - basic	2,816,639	2,786,539	2,816,475	2,782,452
Weighted average common shares outstanding - diluted	2,816,639	2,786,539	2,816,475	2,782,452

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$206,619	$272,291
Trade accounts receivable, net of allowance for doubtful accounts of $30,000 at September 30, 2016 and $60,000 at December 31, 2015	2,367,370	2,798,353
Inventories	3,144,471	2,118,712
Prepaid expenses and other current assets	745,082	614,129
Total current assets	6,463,542	5,803,485
Property, plant and equipment, net	6,544,711	6,626,069
Assets held for sale, net	665,000	665,000
Intangible assets, net	17,327	18,645
Other assets	237,305	268,835
Total assets	$13,927,885	$13,382,034
Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	$1,546,495	$—
Equipment line of credit, current portion	—	35,718
Term notes payable, current portion	771,645	589,635
Subordinated promissory notes	493,898	473,135
Accounts payable	1,964,666	1,553,388
Accrued expenses and other current liabilities	310,390	275,777
Customer deposits	417,966	93,407
Deferred revenue, current	246,657	272,837
Total current liabilities	5,751,717	3,293,897
Long-term liabilities:
Revolving line of credit, non-current portion	—	1,511,495
Equipment line of credit, non-current portion	—	301,132
Term notes payable, non-current portion	1,342,443	1,120,652
Deferred revenue, non-current	255,412	272,181
Total long-term liabilities	1,597,855	3,205,460
Total liabilities	7,349,572	6,499,357
Commitments and Contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,816,639 outstanding at September 30, 2016 and 3,926,491 issued, 2,801,639 outstanding at December 31, 2015	39,265	39,265
Additional paid-in-capital	11,426,837	11,381,536
Treasury stock at cost, 1,109,852 shares at September 30, 2016 and 1,124,852 shares at December 31, 2015	(3,028,564)	(3,069,496)
Accumulated deficit	(1,859,225)	(1,468,628)
Total shareholders’ equity	6,578,313	6,882,677
Total liabilities and shareholders’ equity	$13,927,885	$13,382,034

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Arrhythmia Research Technology, Inc. Reports 2016 Third Quarter Results

November 9, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(390,597)	$(42,339)
Income from discontinued operations	—	(362,610)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	—	(17,143)
Depreciation and amortization	1,152,001	1,102,428
Impairment of intangibles	—	118,318
Non-cash interest expense	20,762	20,762
Change in allowance for doubtful accounts	(30,000)	3,000
Share-based compensation expense	35,083	23,416
Changes in operating assets and liabilities:
Accounts receivable	460,983	128,961
Inventories	(1,025,759)	56,996
Prepaid expenses and other current assets	(130,953)	(276,904)
Other non-current assets	31,530	230,325
Accounts payable	411,278	19,387
Accrued expenses and other current liabilities	332,993	98,516
Other non-current liabilities	(16,769)	(256,870)
Net cash provided by (used in) operating activities	850,552	846,243
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,069,325)	(1,072,347)
Proceeds from sale of property, plant and equipment	—	35,700
Cash paid for patents and trademarks	—	(6,176)
Net cash provided by (used in) investing activities	(1,069,325)	(1,042,823)
Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	35,000	190,000
Proceeds from equipment line of credit	544,851	415,785
Payments on term notes payable	(477,900)	(383,376)
Proceeds from stock option exercises	51,150	28,611
Net cash provided by (used in) financing activities	153,101	251,020
Net increase (decrease) in cash and cash equivalents	(65,672)	54,440
Cash and cash equivalents, beginning of period	272,291	209,398
Cash and cash equivalents, end of period	206,619	263,838

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

EBITDA RECONCILIATION (1)

(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) from continuing operations	($69)	($266)	($391)	($405)
Income tax provision	1	-	1	-
Other (income) expense	-	(3)	(1)	(20)
Interest expense	70	67	193	202
Depreciation and amortization	407	372	1,152	1,102
Impairment of intangibles	-	118	-	118
Share-based compensation	4	4	35	23
EBITDA	$413	$292	$989	$1,020
EBITDA margin %	8.8%	5.6%	6.7%	6.1%

(1) Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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